Exhibit 10.8
SUBORDINATED PROMISSORY NOTE

$73,000,000	Effective January 1, 2003
          FOR VALUE RECEIVED and in consideration for the cancellation of a Senior Revolving Demand Note, effective as of April 10, 1997, issued by Shelter Advertising of America, Inc., its successors and assigns, (“Maker”) to the order of Clear Channel Communications, Inc. (“Payee”), Maker hereby promises to pay to the order of Payee, at its corporate offices at 200 E. Basse Road, San Antonio, Texas 78209, the principal sum of seventy-three million dollars ($73,000,000), together with interest on the unpaid principal balance from the date of this Note to December 31, 2017 (the “Intended Maturity Date”) at an interest rate (the “Rate”) equal to nine percent (9%) per annum.
          On the first day of each year following the date of this Note, Maker shall pay interest at the Rate on the outstanding principal balance during each day of the immediately preceding calendar year. All principal, together with accrued and unpaid interest thereon shall be due and payable on the “Maturity Date” (defined below).
          The maturity date (the “Maturity Date”) of this Note shall be the earlier of:
          (a) a date five days after the due date for any payment of any installment of interest or the payment of any other obligation contained within this Note, or any document delivered as security herefor or in connection herewith, or any portion thereof, if upon such date payment has not been received by the Payee in accordance with the terms hereof or thereof; or
          (b) the Intended Maturity Date.
          Each annual payment shall be credited first to interest then accrued and the remainder, if any, to principal, and interest shall thereupon cease to accrue upon the principal paid.
          Notwithstanding any provision contained herein to the contrary, the principal indebtedness evidenced by this Note shall be subordinated and junior in right of payment to, and only to, any and all obligations of Maker in respect of indebtedness for borrowed money, whether such obligations are direct or indirect, absolute or contingent, due or to become due, presently outstanding or hereafter created, and any and all renewals of such obligations, by operation of law or otherwise, unless the instrument creating or evidencing any such obligation expressly provides that the obligation created or evidenced thereby is not senior in right of payment to this Note. Nothing contained in this paragraph shall impair, as between the Maker and the Payee, the obligation of the Maker, which is unconditional and absolute, to pay to said Payee the principal amount of this Note in accordance with the terms hereof, subject only to the rights of certain holder(s) of indebtedness of the Maker as described herein.

          If, upon five days after the due date for any payment of any installment of interest or the payment of any other obligation contained within this Note, or any document delivered as security herefor or in connection herewith, or any portion thereof, such payment has not been received by the Payee in accordance with the terms hereof, then all of said principal and interest shall mature and become at once due and payable without further notice, demand or presentment for payment, together with all reasonable costs incurred by the Payee hereof in collecting or enforcing payment hereof (excluding, however Payee’s attorney’s fees if prohibited by law). Payee shall not be obligated to notify Maker of the non-payment of any installment of interest or the non-payment of any other obligation contained in this Note. Maker hereby agrees that it is intended by this provision and this instrument that a default hereunder shall cause an automatic and immediate acceleration and maturity of the indebtedness represented hereby without election on the part of or notice from the Payee.
     Notwithstanding anything contained herein to the contrary, this Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, Payee shall ever receive as interest hereunder an amount that would exceed the highest lawful rate applicable to Maker, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest, and if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the highest lawful rate permissible under applicable law.
     Maker and each surety, endorser, guarantor, and other party now or hereafter liable for payment of this Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable hereon, and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, and the taking or release of any collateral with or without notice before or after demand by Payee for payment hereunder.
     In the event this Note is placed in the hands of any attorney for collection or suit is filed hereon or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection hereof, Maker and any guarantor hereby jointly and severally agree to pay to Payee all expenses and costs of collection, including, but not limited to, reasonable attorneys’ fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.
     Time is of the essence with respect to all of Maker’s obligations and agreements under this Note.
     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF, AND MAKER

CONSENTS TO JURISDICTION IN THE COURTS LOCATED IN BEXAR COUNTY, TEXAS.
     All of the covenants, obligations, promises and agreements contained in this Note made by Maker shall be binding upon its successors and assigns; notwithstanding the foregoing, Maker shall not assign this Note or its performance hereunder without the prior written consent of Payee.
               IN WITNESS WHEREOF, the undersigned has executed this instrument of indebtedness effective the day and year first written above.

SHELTER ADVERTISING OF AMERICA, INC.

By:	/s/ Brian Coleman

Brian Coleman
Vice President, Treasurer